EXHIBIT 10.15

EXCLUSIVE DISTRIBUTION AGREEMENT

BY AND BETWEEN

DIVINE SKIN, INC.

AND “DISTRIBUTOR”

DISTRIBUTOR: WR Group, Inc MANUFACTURER: Divine Skin, Inc

EXCLUSIVE DISTRIBUTION AGREEMENT

This Agreement, made and entered into this 1st day of March, 2009 (the "EFFECTIVE DATE"), by and between DIVINE SKIN, INC., whose principal office is located at 1680 Meridian Ave Suite 301, Miami Beach, FL 33139 (the "MANUFACTURER"), and WR Group (the "DISTRIBUTOR"). The Manufacturer and the Distributor are sometimes collectively referred to as the "Parties" and sometimes individually referred to as a "Party."

RECITALS

A.       Manufacturer manufactures of high performance dermatological and skin care products.(the "PRODUCTS").

B.       Distributor desires to acquire the exclusive right to distribute and sell the Products.

         NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties agree as follows:

1.       RECITALS

         The foregoing Recitals are true, accurate, and incorporated into this Agreement.

2.       APPOINTMENT

         2.1      Subject to the terms of this Agreement, Manufacturer grants Distributor the Exclusive Distribution Rights for the Products (including any improvements to said Products now or hereafter developed by Manufacturer), and Distributor hereby accepts such appointment (the "APPOINTMENT").

         2.2      The Appointment shall commence upon Distributor's

completion of the preconditions set forth on the schedule attached hereto ("PRECONDITIONS"). In the event Distributor fails to satisfy the Preconditions within the times and dates specified, this Agreement shall automatically and immediately terminate, whereupon the parties shall be relieved of all further obligation or liability hereunder.

         2.3      Exclusive Distribution Rights are assigned in the following territories for all products manufactured by Divine Skin, Inc and its subsidiary companies and brands. At the inception of this agreement the subsidiary companies and DBAs are as follows:

1. DS Laboratories

2. Sigma Skin

3. Polaris Labs

The territory agreed for sole exclusive distribution rights is:

1.

Ecommerce establishments within the European Union and/or UK.

2.

Ecommerce establishments whose core business is the sale of goods to residents of the European Union and/or UK.

3.       TERM; OPTION TO RENEW; MINIMUM SALES QUOTA

         3.1      Unless sooner terminated in accordance herewith, this Agreement shall commence on the Effective Date and  continue for a Term of ten (10) years (the "TERM"); provided, however, at any time Manufacturer shall agree to make such changes or modifications to the Agreement as (i) may be deemed necessary or desirable by Distributor’s bankers or insurance company, or (ii)facilitate either party's compliance with any law or regulation; provided, further, Manufacturer shall not change the location or size of the Territory, charge a fee to renew the Agreement, or require Distributor to execute an agreement that is materially different than the most current form of distribution agreement utilized by Distributor in the European Union.

         3.2      MINIMUM SALES QUOTA. Distributor shall execute an Initial Order, the minimum number of product units Distributor shall purchase from Manufacturer (the "MINIMUM SALES QUOTA") shall be as follows:

         (a)      25,000 product units at the inception of the agreement. Delivery of merchandise shall be executed upon the “Distributor’s” choice of date and location.

         (b)      25,000 product units every year thereafter.

         3.3      Distributor may terminate this Agreement at any time by providing Manufacturer with not less than thirty (30) days advance written notice of same.

4.       ORDERS AND PRICES

         4.1      The prices for the Product purchased by Distributor shall be based on current price lists published by Manufacturer, plus all applicable taxes, fees, duty or other charges imposed by any government or governmental authority, including without limitation sales tax. All prices published by Manufacturer shall not change during the Term of this Agreement.

         4.2      All orders for Products shall be in writing, addressed to Manufacturer, utilizing Manufacturer's approved form for same (each a "PURCHASE ORDER").

         4.3      All prices quoted herein are in United States Dollars. All payments from Distributor to Manufacturer hereunder shall be in United States Dollars.

         4.4      Merchandise cost:

DS Laboratories:

Spectral DNC: $12.00

Spectral DNC-L: $14.00

Spectral RS: $11.00

Revita Shampoo: $12.00

Dandrene Shampoo: $11.00

Trioxil: $12.00

Hidroviton: $12.00

Nirena: $12.00

Viterol Eyes: $12.00

Viterol Face: $12.00

Oligo DX: $15.00

Keramene: $31.00

Sigma Skin: (Case quantities of 1000 product units)

Hair Regrowth System: Step-1 Hair Growth Stimulating Shampoo

Cost: $16.10

Hair Regrowth System: Step-2 Minoxidil Topical Spray

Cost: $15.40

Hair Regrowth System: Step-3 Conditioning Treatment

Cost: $13.65

Hair Regrowth System: Set (Step-1 Shampoo, Step-2 Minoxidil Spray, Step-3 Conditioning Treatment)

Cost: $37.10

Hair Growth Suppressing Aftershave

Cost: $17.46

Facial Moisturizer with SPF29

Cost: $15.40

Anti Aging Daily Facial Cleanser

Cost: $13.86

Abdominal Toning Cream

Cost: $19.60

Polaris Labs:

NR06(Minoxidil 2%): $8.00

NR07(Minoxidil 5%): $10.00

NR08(Minoxifil 7%): $12.00

5.       PAYMENT

         5.1      Every payment by Distributor to Manufacturer hereunder shall be in U.S. dollars via (A) irrevocable bank letter of credit issued by a bank acceptable to the Manufacturer and Manufacturer's bank, (B) bank wire transfer to Manufacturer's account, or (C) such other financial instrument as may be acceptable to the Manufacturer.

         5.2      Initial order. The initial order has been set to meet the minimum dollar amount of $300,000.00 (Three Hundred Thousand US Dollars). The payment schedule is as follows:

a.

25% down payment at inception of the agreement

b.

25% payment on ship date

c.

50% payment 30 days of ship date.

6.       DELIVERY; INVENTORY

         6.1      Delivery of all Products shall be given to any place as the Distributor shall designate by written notice to Manufacturer. DS Laboratories, Inc. also agrees to take diligent care to pack the products in the most secure fashion possible to insure best protection of the products.

7.       TRAINING, DEMONSTRATION AND USE OF PRODUCTS

         7.1      Distributor will maintain a properly trained sales force of adequate size to represent and promote sales of the Product throughout the Territory. Distributor shall be responsible for developing its own marketing plan and system for selling the Product.

8.       MARKETING MATERIALS; OFFICIAL LANGUAGE

         8.1      Manufacturer will not copy, duplicate, reprint, fax or otherwise disseminate any Marketing Materials created by the Distributor.

         8.2      The official language of the Distributor and this Agreement is English, and the official version of the Agreement is the English version.

         8.3    All communication by and between Distributor and Manufacturer shall be in English. All documents prepared in any language other than English and submitted by Distributor to Manufacturer shall first be translated into English so that Manufacturer receives both a copy of the English version of such document and the version that is not in English.

9.      SPECIAL PROJECTS

         9.1     From time to time Distributor may request Manufacturer to assist with various projects that are not addressed in the Agreement. Distributor acknowledges that Manufacturer has no obligation to assist with or otherwise participate in such projects and that any such assistance or participation is strictly voluntary and shall not create any obligation or liability.

         9.2     The distributor may at any time request changes to the product or packaging in order to meet the requirements from the health agencies within the territory of distribution, such alterations may also be executed to adapt to the marketing strategy in place. The (“Manufacturer”) shall execute the custom production of any product provided that the following requirements are met:

a.

The product is safe for personal use.

b.

The “Distributor” agrees to place an order for five thousand (5,000) units or greater of the custom product.

10.      TRADEMARKS AND PATENTS

         10.1     Use of Trademarks. Distributor shall display each of the Trademarks (logos and marks) only on behalf of and for the sole benefit of Manufacturer, and in such manner and on such terms as Manufacturer may require or allow in writing.

11.      CONFIDENTIALITY

                  The Distributor and the Manufacturer acknowledge a duty of care and confidentiality to each other.

         11.1     Business information. All business information provided by either party to the other, including but not limited to present or prospective customers, management information reports, contracts, operational methods, plans or strategies, and other business affairs of either party, are and shall be treated as confidential both during and after the Term of this Agreement.

         11.2     By Distributor. Distributor shall indemnify and save Manufacturer, its officers and shareholders harmless from and against any loss, claim or damage, including reasonable attorney's fees, resulting from any breach of the warranty provided herein by Distributor.

13.      COMPLIANCE WITH LAWS AND REGULATIONS

         13.1     Distributor acknowledges that it is responsible for complying with all governmental laws, ordinances, rules and regulations of the Territory ("LAWS"), including without limitation all Laws which may govern (I) the importation, transportation, storage, marketing, distribution, sale, use and disposal of Products in the Territory, and

Government permits or approvals, compliance with customs requirements or testing of any Products. Manufacturer shall cooperate fully with Distributor in complying with any governmental agency order or rule.

14.      PRODUCT WARRANTY

         14.1     Manufacturer warrants to Distributor that the Products were manufactured in accordance with their written specifications when shipped to Distributor, and that for the first three hundred sixty (360) days after delivery to Distributor the Products shall be free from such material defect as would render the Products unsuitable for use in the normal course.

15.      AMENDMENTS

         15.1     The provisions of this Agreement may not be amended, supplemented, waived or changed orally, but only by a writing signed by the party as to whom enforcement is sought and making specific reference to this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

"MANUFACTURER"

Divine Skin, INC.

By: /S/LEONID SMIRNOV

    Leo Smirnov

By: /S/MICHAEL STRONG

    Michael Strong, VP Sales

By: /S/DANIEL KHESIN

    Daniel Khesin, CEO

"DISTRIBUTOR"

By: _________________________________________